U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2007

VSURANCE, INC.

(Small Business Issuer in its Charter)

COMMISSION FILE NUMBER: 333-132028

NEVADA	13-4303483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 West 6th Street, Suite D LITTLE ROCK, ARKANSAS	72201
(Address of principal executive offices)	(Zip Code)

Issuer’s Telephone Number: (501) 372-4443

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 6, 2007, Board of Directors of Vsurance, Inc. (the “Company”) announced the completion of the offering pursuant to the registration statement on Form SB-2. The Company offered up to 25,000,000 shares of common stock. The Company, in this offering, sold 17,527,230 shares of common stock and received consideration consisting of cash, conversion of debt to third parties, and promissory notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 6, 2007	Vsurance, Inc.

	By:	/s/ J. MATT LILE, III
J. Matt Lile, III
President